THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. NEITHER THIS WARRANT NOR SUCH SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, ENCUMBERED OR IN ANY OTHER MANNER TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933 AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER.

                     CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

               Warrant for the Purchase of Shares of Common Stock

                                                            up to 100,000 Shares

      FOR VALUE RECEIVED, CENTRAL EUROPEAN MEDIA ENTERPRISES LTD. (the "Company"), a Bermuda corporation, hereby certifies that RONALD S. LAUDER, or his registered assigns (the "Holder") is entitled, subject to the provisions of this Warrant, to purchase from the Company, at any time or from time to time during the Exercise Period, as hereinafter defined, an aggregate (subject to adjustment from time to time as hereinafter set forth) of up to 100,000 fully paid and nonassessable shares of Class A Common Stock of the Company, par value $0.01 per share, at a purchase price per share equal to the Exercise Price as hereinafter defined. The number of Warrant Shares issuable upon exercise of this Warrant shall be subject to reduction based on the highest amount of principal payable, at any one time, by the Company to the Holder (the "Maximum Loan"), pursuant to that certain Term Promissory Note (the "Note"), dated October 2, 1996, by the Company and payable to the Holder, after the date of the Note and prior to the date of repayment in full thereof. Such reduction shall be computed by reducing the number of Warrant Shares (as defined herein) in proportion to the amount (if any) by which $20,000,000 exceeds the Maximum Loan as provided in Exhibit A hereto. The term "Common Stock" shall mean the aforementioned Class A Common Stock, par value $0.01 per share, of the Company, together with any other equity securities that may be issued by the Company in substitution therefor. The number of shares of Common Stock to be received upon the exercise of this Warrant and the Exercise Price are subject to adjustment from time to time as hereinafter set forth.

      Section I. Definitions. The following terms, as used herein, have the following respective meanings:

      "Act" means the Securities Act of 1933, as amended.

      "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Exercise Period" means the period of time from October 2, 1997 until 5:00 P.M., local time in New York City, on October 1, 2001.

      "Exercise Price" shall be the lesser of 110% of the price to public as set forth on the cover of the final prospectus contained in Registration Statement No. 333-12699 or $32.00 per share of Common Stock (subject to adjustment from time to time as hereinafter set forth).

      "Warrant Shares" means the shares of Common Stock deliverable upon exercise of this Warrant, as adjusted from time to time, except as provided in
Section 9 hereof.

      Section 2. Exercise of Warrant. Subject to the provisions of Section 10, this Warrant may be exercised in whole or in part, at any time or from time to time, during the Exercise Period, by presentation and surrender hereof to the Company at its principal office at the address set forth on the signature page hereof (or at such other address as the Company may hereafter notify the Holder in writing), or at the office of its stock transfer agent or warrant agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by proper payment of the Exercise Price for the number of Warrant Shares specified in such form. The Exercise Price shall be paid in cash, in currency of the United States of America or by reduction in outstanding amounts due under the Note. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by the Company of this Warrant and such Purchase Form, together with the applicable Exercise Price, at such office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. The Company shall pay any and all documentary stamp or similar issue taxes payable in respect of the issue of the

Warrant Shares. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of certificates representing Warrants or Warrant Shares in a name other than that of the Holder at the time of surrender for exercise and, until the payment of such tax, shall not be required to issue such Warrant Shares.

      Section 3. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant all shares of its Common Stock or other shares of capital stock of the Company from time to time issuable upon exercise of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrance or restrictions on sale and free and clear of all preemptive rights, subject, however, to the provisions of
Section 10.

      Section 4. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

                  (i) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange, the current market value shall be the last reported sale price of the Common Stock on such exchange on the last Business Day prior to the date of exercise of this Warrant or if no such sale is made on such day, the mean of the closing bid and asked prices for such day on such exchange; or

                  (ii) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current market value shall be the mean of the last bid and asked prices reported on the last Business Day prior to the date of the exercise of this Warrant (A) by the National Association of Securities Dealers, Inc. Automated Quotation System or (B) if reports are unavailable under clause (A) above by the National Quotation Bureau Incorporated; or

                  (iii) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

      Section 5. Exchange, Transfer, Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other Warrants of different denominations, entitling the Holder or Holders thereof to purchase in the aggregate the same number of Warrant Shares. The Holder of this Warrant shall be entitled without obtaining the consent of the Company, to assign its interest in this Warrant in whole or in part to any person or persons, subject to the provisions of Section 10. Subject to the provisions of Section 10, upon surrender of this Warrant to the Company, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such instrument of assignment and, if the Holder's entire interest is not being assigned, in the name of the Holder, and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or for which it may be exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

      Section 6. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant.

      Section 7. Anti-dilution Provisions. In case the Company shall, while this Warrant remains in effect, (i) declare a dividend or make a distribution on its Common Stock payable in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (ii) subdivide shares of its Common Stock into a greater number of shares, (iii) combine its outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the Holder shall be entitled to purchase the aggregate number and kind of shares which, if the Warrant had been exercised immediately prior to such event, the Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, combination or reclassification; and the Exercise Price shall automatically be adjusted immediately after the record date, in the case of a dividend or distribution, or the effective date, in the case of a subdivision, combination or reclassification, to allow the purchase of such aggregate number and kind of shares for an aggregate Exercise Price no greater than the aggregate Exercise Price that would have been payable if this Warrant had been exercised in full immediately prior to such event. Such adjustments shall be made successively whenever any event listed above shall occur.

      No adjustment pursuant to this Section 7 in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one whole share; provided however, that any adjustments which by reason of this sentence are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 7 shall be made to the nearest share. In the event that at any time, as a result of an adjustment made pursuant to this
Section 7, the Holder shall become entitled to receive any shares of the capital stock of the Company other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this
Section 7, and the provisions of this Warrant with respect to the Common Stock shall apply on like terms to any such other shares.

      Section 8. Officers' Certificate. Whenever the number of Warrant Shares purchasable hereunder shall be adjusted as required by the provisions of Section 7, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office an officers' certificate showing the adjusted number of Warrant Shares purchasable hereunder determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officers' certificate shall be signed by the chairman, president or chief financial officer of the Company and by the secretary or any assistant secretary of the Company. Each such officers' certificate shall be made available at all reasonable times for inspection by the Holder or any holder of a Warrant executed and delivered pursuant to Section 4 hereof and the Company shall, forthwith after each such adjustment, mail a copy, by certified mail, of such certificate to the Holder or any such holder.

      Section 9. Reclassification, Reorganization, Consolidation or Merger. In case of any Reorganization Transaction (as hereinafter defined), the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such Reorganization Transaction by a holder of the number of shares of Common Stock that might have been received upon exercise of this Warrant immediately prior to such Reorganization Transaction. Any such provision shall include provision for adjustments in respect of such shares of stock and other securities and property that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section 9 shall similarly apply to successive Reorganization Transactions. For purposes of this Section 9, "Reorganization Transaction" shall mean (excluding any transaction covered by Section 7) any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or any consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock issuable upon exercise of this Warrant) or any sale, lease transfer or conveyance to another corporation of the property and assets of the Company as an entirety.

      Section 10. Transfer to Comply with the Securities Act of 1933. The Holder, by his acceptance hereof, represents and warrants that he is acquiring the Warrants and any Warrant Shares for investment purposes, for his own account and not in conjunction with any other person, directly or indirectly, and not with an intent to sell or distribute the Warrants or any Warrant Shares except in compliance with applicable United States federal and state securities law in a manner which would not result in the issuance of the Warrants being treated as a public offering. Neither this Warrant nor any of the Warrant Shares, nor any interest in either, may be sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with applicable United States federal and state securities laws and the terms and conditions hereof. Each Certificate for Warrant Shares issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are registered under the Act, shall bear the following legend:

            This certificate and the securities evidenced hereby have not been registered under the Securities Act of 1933. Neither this certificate nor such securities nor any interest or participation therein may be sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of except in compliance with the Securities Act of 1933 and the applicable rules and regulations thereunder.

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend shall also bear such legend unless, in the reasonable opinion of counsel for the Company, the securities represented thereby need no longer be subject to the restriction contained herein. The provisions of this Section 10 shall be binding upon all subsequent holders of certificates bearing the above legend and all subsequent holders of this Warrant, if any.

      Section 11. Listing on Securities Exchanges. The Company shall use its best efforts to list on each national securities exchange on which any Common Stock may at any time be listed, subject to official notice of issuance upon the exercise of this Warrant, and shall use its best efforts to maintain, so long as any other shares of its Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall use its best efforts to so list on each national securities exchange, and shall use its best efforts to maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of capital stock of the same class shall be listed on such national securities exchange by the Company. Any such listing shall be at the Company's expense.

      Section 12. Availability of Information. The Company shall comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act to the extent it is required to do so under the Exchange Act. The Company shall also cooperate with each Holder of any Warrants and holder of any Warrant Shares in supplying such information as may be necessary for such holder to complete and file any information reporting forms currently or hereafter required by the Securities and Exchange Commission as a condition to the availability of an exemption from the Act for the sale of any Warrants or Warrant Shares. The provisions of this Section 12 shall survive termination of this Warrant, whether upon exercise of this Warrant in full or otherwise.

      Section 13. Taxes. (a) Withholding Taxes. All payments made by or on behalf of the Company pursuant to or in connection with this Warrant or the Note to or for the account of the Holder, shall be made free and clear of, and without deduction or withholding for or on account of any Indemnifiable Taxes, unless such deduction or withholding is required by applicable law. If any such deduction or withholding is required by applicable law, the Company shall(i) promptly notify the Holder of such requirement, (ii) pay the amount so required to be deducted or withheld to the applicable taxing authority on a timely basis, and (iii) pay to such Holder such additional amounts ("Additional Amounts") as may be necessary in order that the net amount received by such Holder, after and free and clear of any required deduction or withholding for or on account of Indemnifiable Taxes (including any required deduction or withholding for or on account of Indemnifiable Taxes with respect to such Additional Amounts), shall equal the amount such Holder would have received had no such deduction or withholding for or on account of Indemnifiable Taxes been required.

      (b) Other Taxes. The Company shall pay and shall indemnify and hold harmless the Holder against all Taxes, excluding income taxes, that may be payable in respect of the preparation, execution, delivery, filing, recordation, registration or enforcement of this Warrant or the Note or any document to be furnished under or in connection with any thereof or the offer, issue or initial sale of the Notes, or any modification, amendment or waiver under or in respect of this Warrant or the Note.

      (c) Survival. Notwithstanding anything else to the contrary herein provided, the right of the Holder to receive payments under this Section 13 shall survive the sale, exchange or other disposition of the Note, any prepayment or payment in whole or in part of any Note and the termination of this Warrant.

      (d) Definitions. "Taxes" mean any present or future taxes, levies, imposts, duties, charges or fees of any nature whatsoever, together with any related penalties, interest thereon or additions thereto, now or hereafter imposed by any government or any political subdivision or taxing authority thereof or therein. "Indemnifiable Taxes" mean all Taxes other than Taxes imposed on the net income of the Holder imposed by (i) the jurisdiction under the laws of which such Holder is organized (or, in the case of an individual, the jurisdiction of which such individual is a citizen) or (ii) a jurisdiction in which the Holder has a permanent establishment or permanent representative to which the Note is attributable.

      Section 14.       Successors and Assigns.   The provisions
hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed by its duly authorized officer and to be dated as of

October 2, 1996.

                                       CENTRAL EUROPEAN MEDIA ENTERPRISES, LTD.



                                       By:______________________________________
                                       Title:

                                    EXHIBIT A


      The number of Warrant Shares shall be computed as follows. If the Maximum Loan is less than $20,000,000, or equal to an amount between the Maximum Loan Amounts shown on this table, the related Warrant Share amount shall be computed on a pro rata basis on a ratio of 10,000 Warrant Shares per $2,000,000 payable pursuant to the Note.

      Maximum Loan                           Warrant Shares
      ------------                           --------------

      $20,000,000                               100,000
      $18,000,000                                90,000
      $16,000,000                                80,000
      $14,000,000                                70,000
      $12,000,000                                60,000
      $10,000,000                                50,000
      $ 8,000,000                                40,000
      $ 6,000,000                                30,000
      $ 4,000,000                                20,000
      $ 2,000,000                                10,000

                              WARRANT EXERCISE FORM


                                                   Dated  ________________, 19__


      The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _____________ shares of Common Stock and hereby makes payment of _____________ in payment of the exercise price thereof.


                                   ----------

                     INSTRUCTIONS FOR REGISTRATION OF STOCK


Name____________________________________________________________________________
            (please typewrite or print in block letters)

Address_________________________________________________________________________

Signature______________________________________________


                                   ----------

                                 ASSIGNMENT FORM


      FOR VALUE RECEIVED, ______________________________________________________
hereby sells, assigns and transfers unto

Name____________________________________________________________________________
            (please typewrite or print in block letters)

Address_________________________________________________________________________

its right to purchase ___________ shares of Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint ___________________ Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.

Date: ______________________, 19__


                                       Signature________________________________